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                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chancellor Media Corporation filed pursuant to Rule 462(b) and incorporating the previously effective Registration Statement on Form S-3 (No. 333-44401) of Chancellor Media Corporation of our report dated May 8, 1997, (and to all references to our Firm) included in Evergreen Media Corporation's previously filed Form 8-K dated May 30, 1997 and filed June 4, 1997.


                                                     Arthur Andersen LLP

Chicago, Illinois
March 9, 1998